UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549





                                  FORM  8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934





  Date of Report (Date of earliest event reported): JANUARY 27, 2000


                         PILGRIM'S PRIDE CORPORATION
        (Exact name of registrant as specified in its charter)



     DELAWARE                 1-9273                  75-1285071
(State or other jurisdiction (Commission File Number) (I.R.S. Employer
 of incorporation)                                Identification No.)




                            110 SOUTH TEXAS STREET
                         PITTSBURG, TEXAS 75686-0093
             (Address of principal executive offices)  (Zip Code)


     Registrant's telephone number, including area code:  (903) 855-1000





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Item 2.  Acquisition or Disposition of Assets.

     On January 27, 2001, a wholly owned subsidiary of Pilgrim's Pride Corporation acquired WLR Foods, Inc., and WLR Foods became a wholly-owned subsidiary of Pilgrim's Pride.

     In connection with the merger, each share of WLR Foods common stock converted into the right to receive $14.25 in cash. The merger consideration was determined based upon arms'-length negotiations between Pilgrim's Pride and WLR Foods. As a result, Pilgrim's Pride will pay approximately $234.5 million in consideration for the WLR shares, and also repaid approximately $45.5 million in debt of WLR Foods. Pilgrim's Pride financed the merger through a combination of cash on hand and borrowings under its credit facility with CoBank, ACB.

     WLR Foods is an integrated provider of turkey and chicken products marketed primarily under the Wampler Foods brand. It is nationally ranked as the fourth largest turkey company and the seventh largest poultry food processor by sales volume. WLR Foods employs approximately 7,000 employees. It has seven poultry processing facilities, one further processing facility, two grow-out facilities and a sales and marketing office and corporate office, located in Virginia, North Carolina, West Virginia and Pennsylvania. WLR Foods markets branded and private label poultry products to retailers, fast food operators, food service and institutional customers throughout the United States with an emphasis on the East Coast. Export sales currently represent approximately 11% of sales. Prior to the merger, Pilgrim's Pride did not own any turkey-related facilities or operate in the turkey business and is evaluating the turkey business and its options with respect thereto.

     Pilgrim's Pride is not aware of any pre-existing material relationship between WLR Foods' stockholders as of immediately prior to the Merger and Pilgrim's Pride or any of its affiliates, or between such stockholders and Pilgrim's Pride's directors or officers, or any associate of any such director or officer.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

          To be filed by amendment no later than April 12, 2001.

(b)  PRO FORMA FINANCIAL INFORMATION.

          To be filed by amendment no later than April 12, 2001.

(c)  EXHIBITS.

2   Agreement  and  Plan  of  Merger  dated  September  27,  2000
    (incorporated by reference to Exhibit 2 of WLR Foods, Inc.'s Current Report on Form 8-K (File No. 000-17060) dated September 28, 2000).

                                 SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              Pilgrim's Pride Corporation


                              By:    /S/ RICHARD A. COGDILL
                                   Richard A. Cogdill
                                   Executive Vice President, Chief
                                   Financial Officer, Secretary and
                                   Treasurer



Date:  February 8, 2001





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                               EXHIBIT INDEX


EXHIBIT NUMBER                              DESCRIPTION

     2 Agreement and Plan of Merger dated September 27, 2000 (incorporated by reference to Exhibit 2 of WLR Foods, Inc.'s Current Report on Form 8-K (File No. 000-17060) dated September 28, 2000).